Exhibit 1

                        Joint Filing Agreement


                        The undersigned agree that the foregoing Statement on Schedule 13D, dated March 26, 1996, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(f).

Dated:  March 26, 1996

                                                        /s/ Thomas W. Smith
                                                              Thomas W. Smith


                                                        /s/ Thomas N. Tryforos
                                                              Thomas N. Tryforos